AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                   FEBRUARY 12, 1996.
                                    REGISTRATION NO. 33-


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933


                    RIO HOTEL & CASINO, INC.
     (Exact name of registrant as specified in its charter)
                 NEVADA                   95-3671082

    (State or other jurisdiction of       (I.R.S. Employer
     incorporation or organization)       Identification No.)

                     3700 WEST FLAMINGO ROAD
                     LAS VEGAS, NEVADA 89103
                         (702) 252-7733
       (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

                      JAMES A. BARRETT, JR.
                    RIO HOTEL & CASINO, INC.
                     3700 WEST FLAMINGO ROAD
                     LAS VEGAS, NEVADA 89103
                         (702) 252-7733
        (Name, address, including zip code, and telephone
       number, including area code, of agent for service)

          PLEASE SEND COPIES OF ALL CORRESPONDENCE TO:
                        MICHAEL J. BONNER
                KUMMER KAEMPFER BONNER & RENSHAW
                   3800 HOWARD HUGHES PARKWAY
                          SEVENTH FLOOR
                     LAS VEGAS, NEVADA 89109
                         (702) 792-7000

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AS DETERMINED BY THE HOLDERS OF THE OPTIONS.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
     If the any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the followng box.

                 CALCULATION OF REGISTRATION FEE
   Title of each class of       Amount to    Proposed   Proposed  Amount of
securities to be registered   be Registered   Maximum    Maximum  Registra-
                                             Offering   Aggregate  tion Fee
                                             Price per  Offering
                                               Unit1     Price1

Common Stock, $.01 par value     142,000       $2.50    $355,000   $123.00


1Estimated solely for the purpose of calculating the registration fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine. A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission.
These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Registration Statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

             SUBJECT TO COMPLETION, FEBRUARY 12, 1996


                         142,000 SHARES


                    RIO HOTEL & CASINO, INC.

                          COMMON STOCK,

                         PAR VALUE $.01

                    _________________________


     This prospectus ("Prospectus") relates to 142,000 shares (collectively, the "Shares") of common stock, par value $.01 ("Common Stock"), of Rio Hotel & Casino, Inc., a Nevada corporation (the "Company"), owned by Austi International, Inc., a Nevada corporation formerly known as Marnell Corrao, Inc. (the "Selling Stockholder"), which has granted private options (the "Options") for the Shares to certain of its employees.

     The Shares will be sold by the Selling Stockholder from time to time to holders of the Options on such terms as such persons may elect to exercise their Options. Sales may be made directly to other purchasers or to or through one or more underwriters, brokers or dealers. See "Plan of Distribution."

     The Common Stock is traded on the New York Stock Exchange (the "NYSE") under the symbol "RHC." On February 8, 1996, the closing price of the Common Stock was $14-3/8 per share.

     Expenses, not including brokerage commissions, are estimated to be approximately $6,623 and will be paid by the Selling Stockholder.

     SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR INFORMATION THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE SHARES.



  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                     SECURITIES AND EXCHANGE
    COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
                     SECURITIES AND EXCHANGE
  COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                         ACCURACY OF OR
     ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                          CONTRARY IS A
                        CRIMINAL OFFENSE.


NEITHER THE NEVADA GAMING COMMISSION NOR THE NEVADA STATE GAMING
 CONTROL BOARD HAS PASSED UPON THE ADEQUACY OR ACCURACY OF THIS
  PROSPECTUS OR THE INVESTMENT MERITS OF THE SECURITIES OFFERED
     HEREBY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                         ______________


                      ______________, 1996

                        TABLE OF CONTENTS

                                                             PAGE

AVAILABLE INFORMATION                                           3
RISK FACTORS                                                    4
USE OF PROCEEDS                                                 7
DETERMINATION OF OFFERING PRICE                                 8
SELLING STOCKHOLDER                                             8
PLAN OF DISTRIBUTION                                            8
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                 9
INDEMNIFICATION OF DIRECTORS AND OFFICERS                       9
LEGAL MATTERS                                                  10
EXPERTS                                                        10

                  AVAILABLE INFORMATION
     The Company has filed a registration statement on Form S-3, together with any amendments thereto (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement and reference is made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the Shares offered hereby. This Prospectus contains summaries of the material terms and provisions of certain documents and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such summary is qualified in its entirety by such reference.

     The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Commission. The Registration Statement (including the exhibits and schedules thereto) and the periodic reports, proxy and information statements and other information may be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices: 7 World Trade Center, 14th Floor, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the
Commission by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM JAMES A. BARRETT, JR., PRESIDENT, RIO HOTEL & CASINO, INC., 3700 W. FLAMINGO ROAD, LAS VEGAS, NEVADA 89103.

     ALL DOCUMENTS FILED BY THE COMPANY PURSUANT TO SECTION 13(A), 13(C), 14 OR 15(D) OF THE EXCHANGE ACT SUBSEQUENT TO THE DATE OF THIS PROSPECTUS SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE HEREIN AND TO BE A PART HEREOF FROM THE DATE OF THE FILING OF SUCH REPORTS AND DOCUMENTS. THE COMPANY WILL PROVIDE A COPY OF ANY AND ALL OF SUCH DOCUMENTS (EXCLUSIVE OF EXHIBITS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO JAMES A. BARRETT, JR., PRESIDENT, 3700 W. FLAMINGO ROAD, LAS VEGAS, NEVADA 89103, (702) 252-7733.

                          RISK FACTORS

     HOLDERS  OF  THE  OPTIONS  SHOULD  CAREFULLY  CONSIDER   THE
FOLLOWING FACTORS IN ADDITION TO THE OTHER INFORMATION SET  FORTH
IN  THIS  PROSPECTUS BEFORE MAKING AN INVESTMENT  IN  THE  SHARES
OFFERED HEREBY.


INDEBTEDNESS AND LIQUIDITY
     The Company has significant interest expense and principal repayment obligations under its outstanding 105/8% Senior Subordinated Notes Due 2005 (the "Notes") and the Company's other indebtedness. To the extent that borrowings are drawn under the Company's $175 million revolving credit facility (the "Rio Bank Loan"), Rio Properties, Inc. ("Rio Properties"), the Company's principal operating subsidiary, will have significant interest expense and principal repayment obligations thereunder, which obligations are guaranteed by the Company. As of December 31, 1995, the Company's consolidated long-term indebtedness was approximately $110 million and stockholders' equity was approximately $163 million. Assuming the subsequent incurrence by Rio Properties of the full $175 million of its available bank borrowings under the Rio Bank Loan, the Company's consolidated long-term indebtedness will be approximately $275 million. The Company will be entirely dependent upon distributions from Rio Properties to meet its interest expense and principal repayment obligations under the Notes. The Rio Bank Loan includes covenants significantly restricting the amount of funds which may be advanced by Rio Properties to the Company and the amount of principal or interest that may be repaid on any intercompany loans, and includes a covenant requiring the Company to maintain a certain consolidated tangible net worth which effectively limits the amount of funds which may be distributed by Rio Properties to the Company in the form of dividends. The Rio Bank Loan also contains numerous financial and operating covenants, including requirements that Rio Properties and the Company, on a consolidated basis, satisfy certain financial ratios and maintain certain specified levels of net worth, as well as limitations on the incurrence of additional indebtedness. The indenture under which the Notes were issued (the "Indenture") also contains certain covenants, including a limitation on the incurrence of additional Indebtedness, as defined in the Indenture; however, the Indenture permits the Company to incur certain financing indebtedness, up to $175 million under the Rio Bank Loan and certain other indebtedness without satisfying the coverage ratio contained in such covenants.

     The ability of the Company to meet its debt service requirements and the ability of Rio Properties and the Company to comply with such covenants will be dependent upon future performance, which is subject to financial, economic, competitive, regulatory and other factors affecting the Company and its subsidiaries, many of which are beyond their control. While the Company expects that its operating cash flow will be sufficient to cover its expenses, including interest costs, there can be no assurance with respect thereto. If the Company is unable to generate sufficient cash flow, it could be required to adopt one or more alternatives, such as reducing or delaying planned expansions or capital expenditures, selling or leasing assets, restructuring debt or obtaining additional equity capital. There can be no assurance that any of these alternatives could be effected on satisfactory terms, and dependence on alternative sources of funds could impair the Company's competitive position and reduce its future cash flow.


CONSTRUCTION AND DEVELOPMENT RISKS
     Construction projects such as the $185 million expansion (the "Phase V Expansion") of the Company's Rio Suite Hotel & Casino (the "Rio") and any future development projects entail significant risks, including management's ability to control and manage such projects effectively, shortages of materials or skilled labor, unforeseen engineering, environmental or geological problems, work stoppages, weather interference, floods and unanticipated cost increases. No assurance can be given that the budgeted costs of the Company's current and future projects will not be exceeded or that any such projects will commence operations within the contemplated schedules, if at all. In addition, the scope of the licenses, permits and authorizations required to construct and open a new facility or expand an existing facility are extensive, and the failure to obtain such licenses, permits and authorizations could prevent or delay the completion of construction or opening of all or part of such facilities, affect the design of features of the project or increase completion costs.

     Construction on the Phase V Expansion began in September 1995, and the expansion is expected to open in the spring of 1997. Although designed to minimize business interruptions, the Phase V Expansion will require, from time to time, portions of the casino and parking areas to be temporarily closed and will disrupt portions of existing hotel-casino operations to some extent. Any significant disruption in hotel or casino operations could have a material adverse effect on the Company's business and results of operations. Additionally, as the Phase V Expansion and other future expansion projects are completed, the Company will need to hire additional qualified employees. Such additional hiring may become more challenging for the Company due to a potential shortage of qualified employees caused by newly opened hotel-casinos in Las Vegas and in other jurisdictions. If existing funds are insufficient to complete construction of the Phase V Expansion, the Company's ability to obtain sufficient funds will depend on future operating results of the Company and the Company's ability to obtain funds from other sources. However, the Notes contain significant restrictions on the ability of the Company to incur additional indebtedness, and the Rio Bank Loan contains restrictions on the ability of Rio Properties to incur additional indebtedness.

     Development of new facilities under the Company's master plan will require the Company to make a substantial capital investment and, depending on timing, may require additional debt or equity financing. There can be no assurance that the cash flow generated by the operations of the Company or any other new venture will be sufficient to service any additional debt which may be incurred in connection therewith. There can be no assurance that additional financing can be obtained which is acceptable to the Company. Further, there can be no assurance that any expansion projects, including the Phase V Expansion, will add proportionately to the Company's results of operations.


COMPETITION
     Intense competition exists in the gaming industry, and many of the Company's competitors have significantly greater resources than the Company. The Rio faces competition from all other casinos and hotels in the Las Vegas area, including competitors located on the Las Vegas Strip, on the Boulder Highway and in downtown Las Vegas. Such competition is primarily targeted toward local residents and repeat visitors. The Company also faces competition from non-hotel gaming facilities targeted toward local residents. In recent months, several of the Company's direct competitors have opened new hotel-casinos or have commenced or completed major expansion projects, and other hotel-casinos and expansions are planned. In addition, four new mega-resorts on the Strip have been announced and are expected to be completed within the next two years. Major expansions or enhancements of existing properties or the construction of new properties by competitors could have a material adverse effect on the Company's business.

     To a lesser extent, the Rio competes with hotel-casinos located in the Laughlin and Reno-Lake Tahoe areas of Nevada and in Atlantic City, New Jersey. The Company also competes with state-sponsored lotteries, on- and off-track wagering, card parlors, riverboat and Native American gaming ventures and other forms of legalized gaming in the United States, as well as with gaming on cruise ships and international gaming operations. In addition, certain states have recently legalized, and several other states are currently considering legalizing, casino gaming in specific geographical areas within those states. The development of casinos, lotteries and other forms of gaming in other states, particularly areas close to Nevada, such as California, could adversely affect the Company's operations.


RELIANCE ON CERTAIN MARKETS
     The Rio draws a substantial number of customers from throughout the United States, particularly California. Adverse economic conditions could have a material adverse effect on the Company's operating results. In addition, an increase in fuel costs or transportation prices, a decrease in airplane seat availability or a deterioration of relations with tour and travel agents, as they affect travel to Las Vegas and the Company's facilities, could materially adversely affect the Company's results.

     In addition, a significant component of the Rio's customers are Las Vegas residents. Although management believes that the population and economic strength of Las Vegas will continue to grow, there can be no assurance with respect thereto.

CONTROL BY EXISTING STOCKHOLDERS, CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS
     Officers and directors of the Company beneficially own or control approximately 24.9% of the outstanding Common Stock, including 23.7% owned by Anthony A. Marnell II, Chairman of the Board of Directors. Two other stockholders and former members of the Board of Directors control approximately 11.2% in the aggregate of such Common Stock. Such individuals, if acting together, would be able to effectively elect the entire Board of Directors as well as approve most matters submitted to the stockholders for approval.

       Anthony A. Marnell II, Chtd. ("Marnell Chartered"), an architectural firm, and Marnell Corrao Associates, Inc. ("Marnell Corrao"), a construction company, each of which is controlled by Mr. Marnell, have provided and continue to provide all project design and construction services for the Company. Potential conflicts of interest between the Company and Marnell Chartered or Marnell Corrao could arise (for example, if a request for a change order is presented affecting a construction contract price). To address such issues, the Company's Board of Directors utilizes an Audit Committee, consisting of two non-employee directors that, among other things, reviews and reports to the full Board of Directors on certain issues that involve potential conflicts of interest. Pursuant to the Indenture, any such proposed transaction of $1 million or more must be approved by the Independent Directors, as defined in the Indenture.

     Mr. Marnell and James A. Barrett, Jr., President of the Company, are each officers of Marnell Corrao. Mr. Marnell is an officer of Marnell Chartered. In these capacities, Messrs. Marnell and Barrett each devote substantial time and attention to the affairs of these enterprises. Messrs. Marnell and Barrett are also involved in other businesses and investments.


DEPENDENCE ON KEY PERSONNEL
     Many executive responsibilities within the Company have been assigned to a relatively small number of individuals, most of whom have been employed by the Company for a substantial period of time. The loss of the services of certain key individuals could have a material adverse effect on the Company.


NEVADA GAMING REGULATIONS
     The Nevada State Gaming Control Board and the Nevada Gaming Commission ("Nevada Commission") and other local, county and state regulatory agencies may, in compliance with certain statutory and regulatory procedures, limit, condition, suspend or revoke a license or approval to own the stock of the Company for any cause deemed reasonable by such licensing agency. Substantial fines for violations of gaming laws or regulations may be levied against the Company and persons involved. In addition, the Company could be subject to fines for each violation of the gaming laws. Furthermore, a supervisor could be appointed by a state court at the request of the Nevada Commission to operate any nonrestricted gaming establishment operated by the Company if the licenses held by the Company are revoked, suspended or otherwise lapse. In such extraordinary circumstances, earnings generated by gaming operations during a supervisor's appointment (except for reasonable rental value) could be forfeited to the State of Nevada. Suspension or revocation of any of the licenses or the appointment of a supervisor by the Nevada Commission would have a material adverse effect on the business of the Company.


REGULATORY REDEMPTION
     The Nevada Commission may, in its discretion, require the holder of any security of a corporation registered under the Nevada Gaming Control Act and the Rules and Regulations promulgated thereunder (collectively the "Nevada Act"), such as the Shares, to file applications, be investigated and be found suitable to own the security of a registered corporation. If a beneficial holder of Shares is required by the Nevada Commission to be found suitable, the holder shall apply for a finding of suitability within 30 days after the Nevada Commission request. The applicant for a finding of suitability must pay all costs of such investigation. If the Nevada Commission determines that a person is unsuitable to own such security, then, pursuant to the regulations of the Nevada Commission, the registered corporation can be sanctioned, including by the loss of its approvals, if, without the prior approval of the Nevada Commission, it (i) pays to the unsuitable person any dividend, interest, or any distribution whatsoever, (ii) recognizes any voting rights by such unsuitable person in connection with such securities, (iii) pays the unsuitable person remuneration in any form or
(iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction. Further, if a holder or beneficial owner of Shares is required to be found suitable and is not found suitable by the Nevada Commission, (i) the holder shall, upon request of the Company, dispose of such holder's Shares within 30 days or within the time prescribed by the Nevada Commission, whichever is earlier, or (ii) the Company may, at its option, redeem the holder's Shares at the lesser of (x) the principal amount thereof, (y) the current market price or (z) the price at which the Shares were acquired by the holder, without, in any case, accrued and unpaid interest to the date of the finding of unsuitability by the Nevada Commission, unless payment of such interest is permitted by the Nevada Commission.


SHARES ELIGIBLE FOR FUTURE SALE
     Of  the  shares  of  Common  Stock  outstanding  after  this offering, 15,875,866 shares will be held by persons other than "affiliates" of the Company and will be freely tradable without restriction under the Securities Act. The remaining 5,307,880 shares of Common Stock outstanding are subject to the volume, manner of sale and public information requirements of Rule 144 promulgated under the Securities Act unless registered under the Securities Act. The Shares acquired upon exercise of options, of which options for 142,000 Shares were exercisable at January 31, 1996, are eligible for public sale.


ISSUANCE OF PREFERRED STOCK
     The Company is authorized to issue 12,500,000 shares of 8% Cumulative Convertible Preferred Stock and 10,000,000 shares of Class II Preferred Stock. At the date hereof, there are no outstanding shares under either of these classes. The Company's Board of Directors is empowered to issue one or more series of Class II Preferred Stock with such rights, preferences, restrictions and privileges as may be fixed by the Board of Directors. The Class II Preferred Stock could be used by the
Company to hinder an unsolicited change in control of the Company. The provisions of a particular series of Class II Preferred Stock could have an adverse effect on the availability of earnings of the Company for dividends on Common Stock and for other corporate purposes and on amounts distributable to the holders of Common Stock if the Company were liquidated.


ENVIRONMENTAL RISKS AND REGULATION
     As is the case with any owner or operator of real property, the Company is subject to a variety of federal, state and local governmental regulations relating to the use, storage, discharge, emission and disposal of hazardous materials. Failure to comply with environmental laws could result in the imposition of severe penalties or restrictions on operations by government agencies or courts of law which could adversely affect operations. The Company does not have environmental liability insurance to cover such events.

     The Company has in the past engaged in real estate development projects and has owned several parcels of real estate. While the Company is unaware of any significant environmental hazard on properties it owns or has owned, in the event of any discovery of such hazard, severe penalties, including the costs of remediation, could be sought against the Company.


                         USE OF PROCEEDS

     The  Shares  offered  hereby will be  sold  by  the  Selling
Stockholder.   The Company will not receive any of  the  proceeds
from the sale of the Shares.

                 DETERMINATION OF OFFERING PRICE

     The Shares will be sold by the Selling Stockholder from time to time to holders of the Options at an exercise price of $2.50 per share on such terms as are required to exercise their Options.


                       SELLING STOCKHOLDER

     The Shares which are being offered or which may be offered by this Prospectus consist of 142,000 shares of Common Stock owned by the Selling Stockholder. The Selling Stockholder has privately granted the Options to purchase the Shares to certain of its employees ("Participants").

                                                       Shares Owned After
                                                            Offering1

                     Name                Shares        Amount    Percent of
                                      Beneficially                  Class
                                          Owned


          Austi International, Inc.     2,035,051    1,893,051      8.9%


The names of the Participants and the number of shares of Common Stock subject to such Participant's Options are described as follows:

          Participants                      Number of Shares

          Perry Eiman                         30,000 shares
          Jon Sparer                          20,000 shares
          Mike Smith                          30,000 shares
          Pat Gardner                         10,000 shares
          Meredith Ellis                      10,000 shares
          JoAnne McCauley                      7,000 shares
          Bill Moss                           10,000 shares
          Jay Peterson                        10,000 shares
          Charles Dennis                      15,000 shares


1Assumes the exercise by Participants of Options resulting in the sale of all of the 142,000 Shares being offered as if such exercise occurred on or before December 31, 1995.


     The Selling Stockholder is a corporation controlled by Anthony A. Marnell II, Chairman of the Board and Chief Executive Officer of the Company and, through a formerly owned subsidiary, has provided construction services to the Company for various expansion projects. Mr. Marnell and James A. Barrett, Jr., President of the Company, are officers of the Selling Stockholder. The Participants listed above have been or currently are employees of Mr. Marnell's construction and architecture firms.

                      PLAN OF DISTRIBUTION

     The Shares offered by this Prospectus are being sold for the account of the Selling Stockholder.

     Under the Exchange Act and the regulations thereto, any person engaged in a distribution of the Shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of Common Stock by the Selling Stockholder.

     The Shares offered by the Selling Stockholder will be sold from time to time pursuant to the privately granted Options at such times as the holders of the Options may elect to exercise their Options. There will be no payment by the Selling Stockholder of any underwriting discounts or commissions.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company incorporates herein by reference, the following documents filed with the Commission under the Exchange Act:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994; the Company's Reports on Form 10-Q for the periods ended March 31, 1995, June 30, 1995 and September 30, 1995; and the Company's Reports on Form 8-K dated July 18, 1995 and September 15, 1995; and

     (b) All documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents or reports.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents unless they are specifically incorporated by reference into such documents. Requests for such copies should be directed to: James A. Barrett, Jr., President, Rio Hotel & Casino, Inc., 3700 West Flamingo Road, Las Vegas, Nevada 89103,
(702) 252-7733.


            INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 78.751 of Chapter 78 of the Nevada Revised Statutes and Article XII of the Company's Articles of Incorporation contain provisions for indemnification of officers, directors, employees and agents of the Company. The Articles of Incorporation require the Company to indemnify such persons to the full extent permitted by Nevada law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Company. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

     The Company's Articles of Incorporation and Bylaws also provide that the Company's Board of Directors may cause the
Company  to  purchase and maintain insurance  on  behalf  of  any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company presently has directors' and officers' liability insurance in effect.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and the persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                          LEGAL MATTERS

     Certain legal matters with regard to the validity of the Shares offered hereby will be passed upon for the Company by Kummer Kaempfer Bonner & Renshaw, Las Vegas, Nevada.


                             EXPERTS

     The consolidated financial statements and schedule incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The estimated expenses set forth below will be borne entirely by the Selling Stockholder.

                            Item                     Amount

            SEC Registration Fee                   $     123
            Blue Sky Filing Fees and Expenses              0
            Legal Fees and Expenses                    5,000
            Accounting Fees and Expenses               1,500
            Miscellaneous                                  0
                      Total                        $   6,623


ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 78.751 of Chapter 78 of the Nevada Revised Statutes and Article XII of the Company's Articles of Incorporation contain provisions for indemnification of officers, directors, employees and agents of the Company. The Articles of Incorporation require the Company to indemnify such persons to the full extent permitted by Nevada law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Company. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

     The Company's Articles of Incorporation and Bylaws also provide that the Company's Board of Directors may cause the
Company  to  purchase and maintain insurance  on  behalf  of  any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company presently has directors' and officers' liability insurance in effect.


ITEM 16.    EXHIBITS


Number   Exhibit Description

4.01 Amended and Restated Articles of Incorporation of Rio Hotel & Casino, Inc. filed July 19, 1994, are incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-Q for the Quarter Ended June 30, 1994, Part II, Item 6(a), Exhibit 4.01.

4.02 Amended and Restated Bylaws of Rio Hotel & Casino, Inc., certified March 3, 1993, are incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1992, Part IV, Item 14, Exhibit 4.02.

4.03 Specimen common stock certificate for the common stock of Rio Hotel & Casino, Inc.

4.04 Agreement and Plan of Exchange by and between Rio Hotel & Casino, Inc., a Nevada corporation, and Rio Properties, Inc., a Nevada corporation, dated August 14, 1992, is incorporated herein by reference from the Company's (SEC File No. 33-51092) Registration Statement on Form S-3 filed on August 24, 1992, Part II, Item 16,
         Exhibit 2.01.

4.05 Form of Subscription and Exchange Agreement between Rio Properties, Inc., MarCor Resorts, Inc., and subscriber is incorporated herein by reference from the Company's (SEC File No. 33-51092) Registration Statement on Form S-3 filed on August 24, 1992, Part II, Item 16,
         Exhibit 2.02.

4.06 Rio Hotel & Casino, Inc. Non-Statutory Stock Option Plan, as amended September 5, 1991, as amended February 28, 1992 (to reflect change in Company name) and as amended June 22, 1993, is incorporated herein by reference from the Company's (SEC File No. 33-38752) Registration Statement on Form S-8 filed on October 5, 1993, Part II, Item 8, Exhibit 4.04.

4.07 Rio Hotel & Casino, Inc. Directors' Stock Option Plan As Amended February 28, 1992 (to reflect change in Company name only) is incorporated herein by reference from the Company's (SEC File No. 2-88147) Report on Form 10-K for the Year Ended December 31, 1991, Part IV, Item 14(c),
         Exhibit 4.07.

4.08 Rio Suite Hotel & Casino Employee Retirement Savings Plan Trust Agreement dated February 11, 1991; First Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated March 20, 1992, effective April 1, 1992; Second Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated March 20, 1992, effective April 1, 1992; Third Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated December 14, 1992, effective August 15, 1992, and Rio Suite Hotel & Casino Employee Retirement Savings Plan, Participant Loan Program dated March 19, 1992 are incorporated herein by reference from the Company's (SEC File No. 33-56860) Registration Statement on Form S-8 filed January 8, 1993, Part II, Item 8, Exhibit 4.11; Rio Suite Hotel & Casino Employment Retirement Savings Plan dated February 21, 1991 is incorporated herein by reference from the Company's (SEC File No. 33-56860) Registration Statement on Form S-8 filed February 3, 1993, Part II, Item 8, Exhibit 4.11; Fourth Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated April 30, 1993, effective July 1, 1993; Fifth Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated August 17, 1993, effective July 1, 1993; Sixth Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated October 27, 1993, effective October 25, 1993; Seventh Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan Trust Agreement dated and effective December 16, 1993; and Eighth Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated May 3, 1994, effective May 1, 1994 are incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-Q for the Quarter Ended June 30, 1994, Part II, Item 6(a), Exhibit 4.03; Ninth Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated August 26, 1994, effective August 25, 1994; Tenth Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated and effective January 1, 1995; and Eleventh Amendment to the Rio Suite Hotel & Casino Employee Retirement Savings Plan dated and effective January 12, 1995 are incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c), Exhibit 4.08.

4.09 Rio Hotel & Casino, Inc. 1995 Long-Term Incentive Plan, as adopted January 16, 1995 is incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c), Exhibit 4.09.

4.10 Credit Agreement among Bank of America National Trust and Savings Association, as agent for itself and other financial institutions, as Lenders, and Rio Properties, Inc., as Borrower, dated July 15, 1993; Line A Note executed by Rio Properties, Inc., as Borrower, in favor of Bank of America National Trust and Savings Association, in the amount of $9,692,307.70 dated July 15, 1993; Line A Note executed by Rio Properties, Inc., as Borrower, in favor of Bank of America Nevada, in the amount of $3,230,769.23, dated July 15, 1993; Line A Note executed by Rio Properties, Inc., as Borrower, in favor of Societe Generale, in the amount of $6,461,538.46, dated July 15, 1993; Line A Note executed by Rio

         Properties, Inc., as Borrower, in favor of NBD Bank, N.A., in the amount of $6,461,538.46, dated July 15, 1993; Line A Note executed by Rio Properties, Inc., as Borrower, in favor of First Security Bank of Idaho, N.A., in the amount of $6,461,538.46, dated July 15, 1993; Line A Note executed by Rio Properties, Inc., as Borrower, in favor of First Interstate Bank of Nevada, N.A., in the amount of $6,461,538.46, dated July 15, 1993; Line A Note executed by Rio Properties, Inc., as Borrower, in favor of U.S. Bank of Nevada, in the amount of $3,230,769.23, dated July 15, 1993; Line B Note executed by Rio Properties, Inc., as Borrower, in favor of Bank of America National Trust and Savings Association, in the amount of $5,307,692.30 dated July 15, 1993; Line B Note executed by Rio Properties, Inc., as Borrower, in favor of Bank of America Nevada, in the amount of $1,769,230.77, dated July 15, 1993; Line B Note executed by Rio Properties, Inc., as Borrower, in favor of First Interstate Bank of Nevada, N.A., in the amount of $3,538,461.54, dated July 15, 1993; Line B Note executed by Rio Properties, Inc., as Borrower, in favor of First Security Bank of Idaho, N.A., in the amount of $3,538,461.54, dated July 15, 1993; Line B Note executed by Rio Properties, Inc., as Borrower, in favor of NBD Bank, N.A., in the amount of $3,538,461.54, dated July 15, 1993; Line B Note executed by Rio
         Properties, Inc., as Borrower, in favor of Societe Generale, in the amount of $3,538,461.54, dated July 15, 1993; Line B Note executed by Rio Properties, Inc., as Borrower, in favor of U.S. Bank of Nevada, in the amount of $1,769,230.77, dated July 15, 1993; Revolving Note executed by Rio Properties, Inc., as Borrower, in favor of Bank of America National Trust and Savings Association, in the amount of $15,000,000, dated July 15, 1993; Revolving Note executed by Rio Properties, Inc., as Borrower, in favor of Bank of America Nevada, in the amount of $5,000,000, dated July 15, 1993; Revolving Note executed by Rio Properties, Inc., as Borrower, in favor of First Interstate Bank of Nevada, N.A., in the amount of $10,000,000, dated July 15, 1993; Revolving Note executed by Rio Properties, Inc., as Borrower, in favor of First Interstate Bank of Idaho, N.A., in the amount of $10,000,000, dated July 15, 1993; Revolving Note executed by Rio Properties, Inc., as
         Borrower, in favor of NBD Bank, N.A., in the amount of $10,000,000, dated July 15, 1993; Revolving Note executed by Rio Properties, Inc., as Borrower, in favor of Societe Generale, in the amount of $10,000,000, dated July 15, 1993; Revolving Note executed by Rio Properties, Inc., as Borrower, in favor of U.S. Bank of Nevada, in the amount of $5,000,000, dated July 15, 1993; Security Agreement executed by Rio Properties, Inc., as Debtor, in favor of Bank of America National Trust and Savings Association, as agent for itself and other financial institutions, as Secured Party, dated July 15, 1993; Construction Deed of Trust With Assignment of Rents and Fixture Filing among Rio Properties, Inc., as Trustor, Equitable Deed Company, as Trustee, and Bank of America National Trust and Savings Association, as agent for itself and the other financial institutions, as Beneficiary, dated July 15, 1993; Unsecured Indemnity Agreement executed by Rio Properties, Inc., as Indemnitor, in favor of Bank of America National Trust and Savings Association, as agent for itself and other financial institutions, dated July 15, 1993; Guaranty executed by Rio Hotel & Casino, Inc., as Guarantor, in favor of Bank of America National Trust and Savings Association, as agent for itself and other financial institutions, as Guaranteed Parties, dated July 15, 1993; and, Parent Guarantor Security Agreement by Rio Hotel & Casino, Inc., as Debtor, in favor of Bank of America National Trust and Savings Association, as agent for itself and other financial institutions, as Secured Party, dated July 15, 1993 are incorporated by reference from the Company's (SEC File No. 2-88147) Report on Form 8-K dated July 15, 1993, Item 7(c),
         Exhibit 28.01; First Amendment to Credit Agreement dated as of October 25, 1993 and Second Amendment and Waiver to Credit Agreement dated as of November 8, 1993 among Rio Properties, Inc., Bank of America National Trust and Savings Association, Bank of America Nevada, First Interstate Bank of Nevada, First Security Bank of Idaho, N.A., NBD Bank, N.A., Societe Generale, and U.S. Bank of Nevada are incorporated by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1993, Part IV, Item 14(c), Exhibit 4.09.

4.11 Third Amendment to Credit Agreement dated as of April 15, 1994 among Rio Properties, Inc., Bank of America National Trust and Savings Association, as Agent and as a Bank, Bank of America, Nevada, First Interstate Bank of Nevada, First Security Bank of Idaho, N.A, NBD Bank, N.A., Societe Generale, and U.S. Bank of Nevada;
         Memorandum of Amendments to Credit Agreement and Amendment to Construction Deed of Trust with Assignment of Rents and Fixture Filing dated as of May 9, 1994 by Rio Properties, Inc. and Bank of America National Trust and Savings Association are incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-Q for the Quarter Ended June 30, 1994,
         Part  II,  Item  6(a),  Exhibit  No.  4.02;  and  Fourth
         Amendment to Credit Agreement among Rio Properties, Inc., as Borrower, and Bank of America National Trust and Savings Association, First Interstate Bank of Nevada, First Security Bank of Idaho, N.A., NBD Bank, N.A., Societe Generale, Bank of America, Nevada, U.S.

         Bank of Nevada, Bank of Scotland and Midlantic Bank, N.A., as Lenders; and Second Memorandum of Amendment to Credit Agreement and Amendment to Construction Deed of Trust with Assignment of Rents and Fixture Filing between Borrower and Bank of America National Trust and Savings Association, as agent for Lenders, dated December 16, 1994 are incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 8-K dated December 16, 1994, Item 7(c), Exhibit 10.01; Fifth Amendment to Credit Agreement dated as of March 20, 1995, among Rio Properties, Inc., Bank of America National Trust and Savings Association, as Agent and as a Bank, First Interstate Bank of Nevada, First Security Bank of Idaho, N.A., NBD Bank, N.A., Societe Generale,
         Bank of America Nevada, U.S. Bank of Nevada, Bank of Scotland and Midlantic Bank, N.A., as Banks, is incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c), Exhibit 10.09; Sixth Amendment to Credit Agreement dated as of July 31, 1995 among Rio Properties, Inc., Bank of America National Trust and Savings Association, as Agent and as a Bank, and First Interstate Bank of Nevada, First Security Bank of Idaho, N.A., NBD Bank, N.A., Societe Generale, Bank of America Nevada, U.S. Bank of Nevada, Bank of Scotland, Midlantic Bank, N.A., and Bank of Hawaii, as Banks is incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 8-K dated September 15, 1995, Item 7(c), Exhibit 4.01.

4.12 Indenture dated as of July 21, 1995, among Rio Hotel & Casino, Inc., Rio Properties, Inc. and IBJ Schroder Bank & Trust Company for the Company's 105/8% Senior Subordinated Notes Due 2005 is incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 8-K dated July 18, 1995, Item 7(c),
         Exhibit 4.3.

4.13 Registration Agreement dated July 18, 1995 by Rio Hotel & Casino, Inc. and accepted July 18, 1995 by Salomon Brothers Inc. and Montgomery Securities is incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 8-K dated July 18, 1995, Item 7(c), Exhibit 4.2.

4.14 Form of Letter of Transmittal to IBJ Schroder Bank & Trust Company as Exchange Agent for exchange of 105/8% Senior Subordinated Notes Due 2005 is incorporated herein by reference from the Company's (SEC File No. 33-62163) Registration Statement on Form S-4 filed August 28, 1995, Part II, Item 21(a), Exhibit 4.14.

4.15     Form   of  Stock  Option  Agreement  issued  to  certain
         employees of Marnell Corrao, Inc.

5.01 Opinion and Consent of Kummer Kaempfer Bonner & Renshaw as to the legality of the securities being registered.

10.01 Agreement by and among MarCor Resorts Inc., Marnell Corrao, Inc., Marnell Corrao Associates, Inc., MarCor Partnership, The Anthony A. Marnell II Revocable Living Trust dated June 16, 1982, Anthony A. Marnell II, Sandra
         J. Marnell, Barrett Family Revocable Living Trust dated December 18, 1981, James A. Barrett, Jr. and Maureen M. Barrett dated February 22, 1989, is incorporated herein by reference from the Company's (SEC File No. 0-13760) Annual Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c), Exhibit 10.01; First Amendment to Agreement dated October 25, 1993 by and among Rio Hotel & Casino, Inc., and Marnell Corrao, Inc., Marnell Corrao Associates, Inc., MarCor Partnership, Anthony A. Marnell II, Barrett Family Revocable Living Trust dated December 18, 1981, James A. Barrett, Jr. and Maureen M. Barrett incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1993, Part IV, Item 14(c), Exhibit 10.01

10.02 Interest Rate Swap Agreement dated as of July 28, 1993 between Rio Properties, Inc. and Bank of America National Trust and Savings Association is incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1993, Part IV, Item 14(c), Exhibit 10.11.

10.03 Architectural Agreement entered into as of February 25, 1994 between Rio Hotel & Casino, Inc., as Owner, and Anthony A. Marnell II, Chartered, as Architect, is incorporated herein by reference from the Company's (SEC File No. 0-13760), Report on Form 10-K for the Year Ended December 31, 1993, Part IV, Item 14(c), Exhibit 10.12.

10.04 Building Contract entered into as of February 25, 1994 between Marnell Corrao Associates, Inc., as General Contractor, and Rio Properties, Inc., as Owner, is incorporated herein by reference from the Company's (SEC File No. 0-13760) Report on Form 10-K for the Year Ended December 31, 1993, Part IV, Item 14(c), Exhibit 10.13.

10.05 Architectural Agreement entered into as of February 9, 1995 between Rio Hotel & Casino, Inc., as Owner, and Anthony A. Marnell, Chartered, as Architect, is incorporated herein by reference from the Company's (SEC File No. 0-13760) Annual Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c),
         Exhibit 10.08.

10.06 Building Contract entered into as of February 27, 1995 between Marnell Corrao Associates, Inc., as General Contractor, and Rio Properties, Inc., as Owner, is incorporated herein by reference from the Company's (SEC File No. 0-13760) Annual Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c),
         Exhibit 10.09.

10.07 Real Estate Purchase and Sale Agreement entered into as of January 25, 1995 between Focus 2000, Inc., as Seller, and Rio Properties, Inc., as Buyer, is incorporated herein by reference from the Company's (SEC File No. 0-13760) Annual Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c), Exhibit 10.10.

10.08 Exchange Agreement entered into as of January 6, 1995 between Allied Building Materials, Cinderlane, Inc., and Rio Hotel & Casino, Inc. is incorporated herein by reference from the Company's (SEC File No. 0-13760) Annual Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c), Exhibit 10.11.

10.09    Letter  Agreement  regarding Rate Cap Transaction  dated
         August 11, 1994 between Bank of America National Trust and Savings Association and Rio Properties, Inc. is incorporated herein by reference from the Company's (SEC File No. 0-13760) Annual Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c),
         Exhibit 10.12.

10.10 Architectural Agreement entered into as of July 27, 1995 between Rio Hotel & Casino, Inc., as Owner, and Anthony
         A. Marnell II, Chtd., as Architect.

10.11 Building Contract entered into as of August 14, 1995 by and between Marnell Corrao Associates, Inc., as General
         Contractor, and Rio Properties, Inc., as Owner.

23.01 Consent of Kummer Kaempfer Bonner & Renshaw is contained in Exhibit 5.01

23.02    Consent of Arthur Andersen LLP.

24.01 Power of Attorney concerning Rio Hotel & Casino, Inc. is included on p. II-7.

       ITEM 17.    UNDERTAKINGS
     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To  remove  from   registration  by  means of  a  post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the last quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

     Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on January 25, 1996.

                              RIO HOTEL & CASINO, INC.

                              /s/ James A. Barrett, Jr.
                              James A. Barrett, Jr.
                              President, Chief Operating Officer
                              and Director

     The undersigned Directors and Officers of Rio Hotel & Casino, Inc. hereby appoint James A. Barrett, Jr. or Roger M.
Szepelak   as  attorney-in-fact for the  undersigned,  with  full
power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                        Title                     Date


   /s/ Anthony A. Marnell II     Chairman of the Board of       January 25, 1996
   Anthony A. Marnell II           Directors and Chief
                                   Executive Officer
                                   (Principal Executive
                                   Officer)


   /s/ James A. Barrett, Jr.     President, Chief               January 25, 1996
   James A. Barrett, Jr.           Operating Officer and
                                   Director


   /s/ Roger M. Szepelak         Treasurer and Chief            January 25, 1996
   Roger M. Szepelak               Financial Officer
                                   (Principal Financial and
                                   Accounting Officer)


   /s/ John A. Stuart            Director                       January 25, 1996
   John A. Stuart


   /s/ Thomas Y. Hartley         Director                       January 25, 1996
   Thomas Y. Hartley


   /s/ Peter M. Thomas           Director                       January 25, 1996
   Peter M. Thomas


                          EXHIBIT INDEX



Number     Exhibit Description                                      Page

4.01       Amended and Restated Articles of Incorporation of  Rio
           Hotel  &  Casino,  Inc.  filed  July  19,  1994,   are
           incorporated  herein by reference from  the  Company's
           (SEC  File  No. 0-13760) Report on Form 10-Q  for  the
           Quarter  Ended  June  30, 1994, Part  II,  Item  6(a),
           Exhibit 4.01.

4.02       Amended  and  Restated Bylaws of Rio Hotel  &  Casino,
           Inc., certified March 3, 1993, are incorporated herein by reference from the Company's (SEC File No. 0-13760)
           Report  on  Form 10-K for the Year Ended December  31,
           1992, Part IV, Item 14, Exhibit 4.02.

4.03       Specimen common stock certificate for the common stock    23
           of Rio Hotel & Casino, Inc.

4.04       Agreement  and  Plan of Exchange by  and  between  Rio
           Hotel  &  Casino, Inc., a Nevada corporation, and  Rio
           Properties,   Inc.,   a  Nevada   corporation,   dated
           August  14, 1992, is incorporated herein by  reference
           from   the   Company's   (SEC   File   No.   33-51092)
           Registration Statement on Form S-3 filed on August 24,
           1992, Part II, Item 16, Exhibit 2.01.

4.05       Form  of  Subscription and Exchange Agreement  between
           Rio   Properties,  Inc.,  MarCor  Resorts,  Inc.,  and
           subscriber  is  incorporated herein by reference  from
           the  Company's  (SEC  File No. 33-51092)  Registration
           Statement  on  Form  S-3 filed  on  August  24,  1992,
           Part II, Item 16, Exhibit 2.02.

4.06       Rio  Hotel  & Casino, Inc. Non-Statutory Stock  Option
           Plan,   as  amended  September  5,  1991,  as  amended
           February 28, 1992 (to reflect change in Company  name)
           and  as  amended June 22, 1993, is incorporated herein
           by   reference  from  the  Company's  (SEC  File   No.
           33-38752) Registration Statement on Form S-8 filed  on
           October 5, 1993, Part II, Item 8, Exhibit 4.04.

4.07       Rio  Hotel & Casino, Inc. Directors' Stock Option Plan
           As  Amended  February 28, 1992 (to reflect  change  in
           Company name only) is incorporated herein by reference from the Company's (SEC File No. 2-88147) Report on
           Form  10-K  for  the  Year Ended  December  31,  1991,
           Part IV, Item 14(c), Exhibit 4.07.

4.08       Rio  Suite Hotel & Casino Employee Retirement  Savings
           Plan  Trust  Agreement dated February 11, 1991;  First
           Amendment  to  the Rio Suite Hotel &  Casino  Employee
           Retirement   Savings  Plan  dated  March   20,   1992,
           effective April 1, 1992; Second Amendment to  the  Rio
           Suite Hotel & Casino Employee Retirement Savings  Plan
           dated  March 20, 1992, effective April 1, 1992;  Third
           Amendment  to  the Rio Suite Hotel &  Casino  Employee
           Retirement  Savings  Plan  dated  December  14,  1992,
           effective  August  15, 1992, and  Rio  Suite  Hotel  &
           Casino  Employee Retirement Savings Plan,  Participant
           Loan  Program  dated March 19, 1992  are  incorporated
           herein  by reference from the Company's (SEC File  No.
           33-56860)  Registration Statement on Form  S-8,  filed
           January  8, 1993, Part II, Item 8, Exhibit  4.11;  Rio
           Suite  Hotel  &  Casino Employment Retirement  Savings
           Plan dated February 21, 1991 is incorporated herein by
           reference  from the Company's (SEC File No.  33-56860)
           Registration Statement on Form S-8 filed  February  3,
           1993,  Part II, Item 8, Exhibit 4.11; Fourth Amendment
           to  the  Rio  Suite Hotel & Casino Employee Retirement
           Savings  Plan dated April 30, 1993, effective July  1,
           1993;  Fifth Amendment to the Rio Suite Hotel & Casino
           Employee  Retirement  Savings Plan  dated  August  17,
           1993,  effective July 1, 1993; Sixth Amendment to  the
           Rio  Suite Hotel & Casino Employee Retirement  Savings
           Plan  dated  October 27, 1993, effective  October  25,
           1993;  Seventh  Amendment to the  Rio  Suite  Hotel  &
           Casino   Employee   Retirement  Savings   Plan   Trust
           Agreement  dated and effective December 16, 1993;  and
           Eighth  Amendment  to  the Rio Suite  Hotel  &  Casino
           Employee  Retirement Savings Plan dated May  3,  1994,
           effective  May  1,  1994  are incorporated  herein  by
           reference  from the Company's (SEC File  No.  0-13760)
           Report  on  Form 10-Q for the Quarter Ended  June  30,
           1994,   Part  II,  Item  6(a),  Exhibit  4.03;   Ninth
           Amendment  to  the Rio Suite Hotel &  Casino  Employee
           Retirement  Savings  Plan  dated  August   26,   1994,
           effective August 25, 1994; Tenth Amendment to the  Rio
           Suite Hotel & Casino Employee Retirement Savings  Plan
           dated  and

                                18

           effective January 1,  1995; and  Eleventh Amendment to
           the Rio Suite  Hotel &   Casino   Employee  Retirement
           Savings Plan dated and  effective January 12, 1995 are
           incorporated herein by reference  from  the  Company's
           (SEC File No. 0-13760)  Report on  Form 10-K  for  the
           Year  Ended  December 31, 1994,  Part IV,  Item 14(c),
           Exhibit 4.08.

4.09       Rio  Hotel  &  Casino,  Inc. 1995 Long-Term  Incentive
           Plan, as adopted January 16, 1995 is incorporated herein by reference from the Company's (SEC File No. 0-
           13760) Report on Form 10-K for the Year Ended December
           31, 1994, Part IV, Item 14(c), Exhibit 4.09.

4.10       Credit Agreement among Bank of America National  Trust
           and Savings Association, as agent for itself and other
           financial   institutions,   as   Lenders,   and    Rio
           Properties,  Inc., as Borrower, dated July  15,  1993;
           Line  A  Note  executed  by Rio Properties,  Inc.,  as
           Borrower,  in favor of Bank of America National  Trust
           and   Savings   Association,   in   the   amount    of
           $9,692,307.70  dated  July  15,  1993;  Line  A   Note
           executed  by  Rio  Properties, Inc., as  Borrower,  in
           favor  of  Bank  of America Nevada, in the  amount  of
           $3,230,769.23,  dated  July  15,  1993;  Line  A  Note
           executed  by  Rio  Properties, Inc., as  Borrower,  in
           favor   of   Societe  Generale,  in  the   amount   of
           $6,461,538.46,  dated  July  15,  1993;  Line  A  Note
           executed  by  Rio  Properties, Inc., as  Borrower,  in
           favor   of   NBD   Bank,  N.A.,  in  the   amount   of
           $6,461,538.46,  dated  July  15,  1993;  Line  A  Note
           executed  by  Rio  Properties, Inc., as  Borrower,  in
           favor  of First Security Bank of Idaho, N.A.,  in  the
           amount  of $6,461,538.46, dated July 15, 1993; Line  A
           Note executed by Rio Properties, Inc., as Borrower, in
           favor of First Interstate Bank of Nevada, N.A., in the
           amount  of $6,461,538.46, dated July 15, 1993; Line  A
           Note executed by Rio Properties, Inc., as Borrower, in
           favor  of  U.S.  Bank  of Nevada,  in  the  amount  of
           $3,230,769.23,  dated  July  15,  1993;  Line  B  Note
           executed  by  Rio  Properties, Inc., as  Borrower,  in
           favor  of  Bank of America National Trust and  Savings
           Association, in the amount of $5,307,692.30 dated July
           15,  1993;  Line  B Note executed by  Rio  Properties,
           Inc., as Borrower, in favor of Bank of America Nevada,
           in  the amount of $1,769,230.77, dated July 15,  1993;
           Line  B  Note  executed  by Rio Properties,  Inc.,  as
           Borrower, in favor of First Interstate Bank of Nevada,
           N.A.,  in the amount of $3,538,461.54, dated July  15,
           1993; Line B Note executed by Rio Properties, Inc., as
           Borrower,  in favor of First Security Bank  of  Idaho,
           N.A.,  in the amount of $3,538,461.54, dated July  15,
           1993; Line B Note executed by Rio Properties, Inc., as
           Borrower, in favor of NBD Bank, N.A., in the amount of
           $3,538,461.54,  dated  July  15,  1993;  Line  B  Note
           executed  by  Rio  Properties, Inc., as  Borrower,  in
           favor   of   Societe  Generale,  in  the   amount   of
           $3,538,461.54,  dated  July  15,  1993;  Line  B  Note
           executed  by  Rio  Properties, Inc., as  Borrower,  in
           favor  of  U.S.  Bank  of Nevada,  in  the  amount  of
           $1,769,230.77,  dated  July 15, 1993;  Revolving  Note
           executed  by  Rio  Properties, Inc., as  Borrower,  in
           favor  of  Bank of America National Trust and  Savings
           Association, in the amount of $15,000,000, dated  July
           15,  1993;  Revolving Note executed by Rio Properties,
           Inc., as Borrower, in favor of Bank of America Nevada,
           in  the  amount  of $5,000,000, dated July  15,  1993;
           Revolving  Note executed by Rio Properties,  Inc.,  as
           Borrower, in favor of First Interstate Bank of Nevada,
           N.A.,  in  the amount of $10,000,000, dated  July  15,
           1993; Revolving Note executed by Rio Properties, Inc.,
           as  Borrower,  in  favor of First Interstate  Bank  of
           Idaho, N.A., in the amount of $10,000,000, dated  July
           15,  1993;  Revolving Note executed by Rio Properties,
           Inc., as Borrower, in favor of NBD Bank, N.A., in  the
           amount  of $10,000,000, dated July 15, 1993; Revolving
           Note executed by Rio Properties, Inc., as Borrower, in
           favor   of   Societe  Generale,  in  the   amount   of
           $10,000,000,  dated  July  15,  1993;  Revolving  Note
           executed  by  Rio  Properties, Inc., as  Borrower,  in
           favor  of  U.S.  Bank  of Nevada,  in  the  amount  of
           $5,000,000,  dated  July 15, 1993; Security  Agreement
           executed by Rio Properties, Inc., as Debtor, in  favor
           of   Bank   of  America  National  Trust  and  Savings
           Association,  as agent for itself and other  financial
           institutions, as Secured Party, dated July  15,  1993;
           Construction  Deed of Trust With Assignment  of  Rents
           and  Fixture  Filing  among Rio Properties,  Inc.,  as
           Trustor, Equitable Deed Company, as Trustee, and  Bank
           of  America National Trust and Savings Association, as
           agent for itself and the other financial institutions,
           as   Beneficiary,  dated  July  15,  1993;   Unsecured
           Indemnity Agreement executed by Rio Properties,  Inc.,
           as  Indemnitor,  in favor of Bank of America  National
           Trust and Savings Association, as agent for itself and
           other  financial institutions, dated  July  15,  1993;
           Guaranty  executed  by Rio Hotel &  Casino,  Inc.,  as
           Guarantor, in favor of Bank of America National  Trust
           and Savings Association, as agent for itself and other
           financial  institutions, as Guaranteed Parties,  dated
           July   15,   1993;  and,  Parent

                                19

           Guarantor  Security  Agreement by Rio  Hotel & Casino,
           Inc.,  as   Debtor,   in  favor  of  Bank  of  America
           National Trust and Savings  Association,  as agent for
           itself and other  financial  institutions,  as Secured
           Party,   dated  July  15,  1993  are  incorporated  by
           reference from the  Company's (SEC File  No.  2-88147)
           Report on Form 8-K dated  July 15,  1993,  Item  7(c),
           Exhibit 28.01;  First  Amendment  to Credit  Agreement
           dated as of October 25, 1993  and Second Amendment and
           Waiver to Credit Agreement  dated as  of  November  8,
           1993 among Rio Properties,  Inc.,  Bank   of   America
           National   Trust   and   Savings  Association, Bank of
           America  Nevada, First  Interstate   Bank  of  Nevada,
           First Security Bank of Idaho,  N.A., NBD  Bank,  N.A.,
           Societe  Generale,  and   U.S.  Bank  of  Nevada   are
           incorporated  by  reference   from  the Company's (SEC
           File No. 0-13760)  Report on Form  10-K for  the  Year
           Ended December 31, 1993, Part IV,  Item 14(c), Exhibit
           4.09.

4.11       Third  Amendment to Credit Agreement dated as of April
           15,  1994 among Rio Properties, Inc., Bank of  America
           National  Trust and Savings Association, as Agent  and
           as  a  Bank, Bank of America, Nevada, First Interstate
           Bank of Nevada, First Security Bank of Idaho, N.A, NBD
           Bank, N.A., Societe Generale, and U.S. Bank of Nevada;
           Memorandum  of  Amendments  to  Credit  Agreement  and
           Amendment   to   Construction  Deed  of   Trust   with
           Assignment of Rents and Fixture Filing dated as of May
           9,  1994  by Rio Properties, Inc. and Bank of  America
           National    Trust   and   Savings   Association    are
           incorporated  herein by reference from  the  Company's
           (SEC  File  No. 0-13760) Report on Form 10-Q  for  the
           Quarter  Ended  June  30, 1994, Part  II,  Item  6(a),
           Exhibit  No.  4.02;  and Fourth  Amendment  to  Credit
           Agreement among Rio Properties, Inc., as Borrower, and
           Bank   of   America   National   Trust   and   Savings
           Association,  First Interstate Bank of  Nevada,  First
           Security Bank of Idaho, N.A., NBD Bank, N.A.,  Societe
           Generale,  Bank  of  America,  Nevada,  U.S.  Bank  of
           Nevada, Bank of Scotland and Midlantic Bank, N.A.,  as
           Lenders; and Second Memorandum of Amendment to  Credit
           Agreement and Amendment to Construction Deed of  Trust
           with  Assignment of Rents and Fixture  Filing  between
           Borrower  and  Bank  of  America  National  Trust  and
           Savings  Association,  as  agent  for  Lenders,  dated
           December 16, 1994 are incorporated herein by reference
           from  the  Company's (SEC File No. 0-13760) Report  on
           Form  8-K dated December 16, 1994, Item 7(c),  Exhibit
           10.01; Fifth Amendment to Credit Agreement dated as of
           March  20, 1995, among Rio Properties, Inc.,  Bank  of
           America  National  Trust and Savings  Association,  as
           Agent  and as a Bank, First Interstate Bank of Nevada,
           First  Security Bank of Idaho, N.A., NBD  Bank,  N.A.,
           Societe Generale, Bank of America Nevada, U.S. Bank of
           Nevada, Bank of Scotland and Midlantic Bank, N.A.,  as
           Banks,  is incorporated herein by reference  from  the
           Company's  (SEC File No. 0-13760) Report on Form  10-K
           for  the  Year Ended December 31, 1994, Part IV,  Item
           14(c),   Exhibit  10.09;  Sixth  Amendment  to  Credit
           Agreement  dated  as  of  July  31,  1995  among   Rio
           Properties, Inc., Bank of America National  Trust  and
           Savings Association, as Agent and as a Bank, and First
           Interstate  Bank  of Nevada, First  Security  Bank  of
           Idaho, N.A., NBD Bank, N.A., Societe Generale, Bank of
           America Nevada, U.S. Bank of Nevada, Bank of Scotland,
           Midlantic Bank, N.A., and Bank of Hawaii, as Banks  is
           incorporated  herein by reference from  the  Company's
           (SEC  File  No.  0-13760) Report  on  Form  8-K  dated
           September 15, 1995, Item 7(c), Exhibit 4.01.

4.12       Indenture dated as of July 21, 1995, among Rio Hotel &
           Casino,  Inc., Rio Properties, Inc. and  IBJ  Schroder
           Bank  &  Trust Company for the Company's 105/8% Senior
           Subordinated Notes Due 2005 is incorporated herein by reference from the Company's (SEC File No. 0-13760)
           Report  on  Form 8-K dated July 18, 1995,  Item  7(c),
           Exhibit 4.3.

4.13       Registration  Agreement dated July  18,  1995  by  Rio
           Hotel  &  Casino, Inc. and accepted July 18,  1995  by
           Salomon Brothers Inc. and Montgomery Securities is incorporated herein by reference from the Company's
           (SEC  File No. 0-13760) Report on Form 8-K dated  July
           18, 1995, Item 7(c), Exhibit 4.2.

4.14       Form  of Letter of Transmittal to IBJ Schroder Bank  &
           Trust Company as Exchange Agent for exchange of 105/8%
           Senior Subordinated Notes Due 2005 is incorporated herein by reference from the Company's (SEC File No.
           33-62163)  Registration Statement on  Form  S-4  filed
           August 28, 1995, Part II, Item 21(a), Exhibit 4.14.

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4.15       Form  of  Stock  Option Agreement  issued  to  certain    26
           employees of Marnell Corrao, Inc.

5.01       Opinion  and  Consent  of  Kummer  Kaempfer  Bonner  &    33
           Renshaw  as  to  the legality of the securities  being
           registered.

10.01      Agreement  by  and among MarCor Resorts Inc.,  Marnell
           Corrao, Inc., Marnell Corrao Associates, Inc.,  MarCor
           Partnership,  The  Anthony  A.  Marnell  II  Revocable
           Living  Trust dated June 16, 1982, Anthony A.  Marnell
           II, Sandra J. Marnell, Barrett Family Revocable Living
           Trust  dated December 18, 1981, James A. Barrett,  Jr.
           and  Maureen  M. Barrett dated February 22,  1989,  is
           incorporated  herein by reference from  the  Company's
           (SEC File No. 0-13760) Annual Report on Form 10-K  for
           the Year Ended December 31, 1994, Part IV, Item 14(c),
           Exhibit  10.01;  First Amendment  to  Agreement  dated
           October  25,  1993 by and among Rio  Hotel  &  Casino,
           Inc.,   and  Marnell  Corrao,  Inc.,  Marnell   Corrao
           Associates,  Inc.,  MarCor  Partnership,  Anthony   A.
           Marnell  II,  Barrett  Family Revocable  Living  Trust
           dated  December  18, 1981, James A. Barrett,  Jr.  and
           Maureen  M.  Barrett incorporated herein by  reference
           from  the Company's (SEC File No. 0-13760)  Report  on
           Form  10-K for the Year Ended December 31, 1993,  Part
           IV, Item 14(c), Exhibit 10.01

10.02 Interest Rate Swap Agreement dated as of July 28, 1993 between Rio Properties, Inc. and Bank of America
           National Trust and Savings Association is incorporated herein by reference from the Company's (SEC File No. 0-
           13760) Report on Form 10-K for the Year Ended December
           31, 1993, Part IV, Item 14(c), Exhibit 10.11.

10.03      Architectural  Agreement entered into as  of  February
           25, 1994 between Rio Hotel & Casino, Inc., as Owner, and Anthony A. Marnell II, Chartered, as Architect, is incorporated herein by reference from the Company's
           (SEC  File No. 0-13760), Report on Form 10-K  for  the
           Year  Ended  December 31, 1993, Part IV,  Item  14(c),
           Exhibit 10.12.

10.04 Building Contract entered into as of February 25, 1994 between Marnell Corrao Associates, Inc., as General
           Contractor, and Rio Properties, Inc., as Owner, is incorporated herein by reference from the Company's
           (SEC  File  No. 0-13760) Report on Form 10-K  for  the
           Year  Ended  December 31, 1993, Part IV,  Item  14(c),
           Exhibit 10.13.

10.05      Architectural Agreement entered into as of February 9,
           1995  between Rio Hotel & Casino, Inc., as Owner,  and
           Anthony  A.  Marnell,  Chartered,  as  Architect,   is
           incorporated  herein by reference from  the  Company's
           (SEC File No. 0-13760) Annual Report on Form 10-K  for
           the Year Ended December 31, 1994, Part IV, Item 14(c),
           Exhibit 10.08.

10.06 Building Contract entered into as of February 27, 1995 between Marnell Corrao Associates, Inc., as General
           Contractor, and Rio Properties, Inc., as Owner, is incorporated herein by reference from the Company's
           (SEC File No. 0-13760) Annual Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c),
           Exhibit 10.09.

10.07      Real  Estate Purchase and Sale Agreement entered  into
           as  of  January 25, 1995 between Focus 2000, Inc.,  as
           Seller,  and  Rio  Properties,  Inc.,  as  Buyer,   is
           incorporated  herein by reference from  the  Company's
           (SEC File No. 0-13760) Annual Report on Form 10-K  for
           the Year Ended December 31, 1994, Part IV, Item 14(c),
           Exhibit 10.10.

10.08      Exchange Agreement entered into as of January 6,  1995
           between  Allied Building Materials, Cinderlane,  Inc.,
           and Rio Hotel & Casino, Inc. is incorporated herein by
           reference  from the Company's (SEC File  No.  0-13760)
           Annual Report on Form 10-K for the Year Ended December
           31, 1994, Part IV, Item 14(c), Exhibit 10.11.

                                21

10.09      Letter Agreement regarding Rate Cap Transaction  dated
           August 11, 1994 between Bank of America National Trust and Savings Association and Rio Properties, Inc. is incorporated herein by reference from the Company's
           (SEC File No. 0-13760) Annual Report on Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(c),
           Exhibit 10.12.

10.10      Architectural Agreement entered into as  of  July  27,    35
           1995  between Rio Hotel & Casino, Inc., as Owner,  and
           Anthony A. Marnell II, Chtd., as Architect.

10.11      Building  Contract entered into as of August 14,  1995    68
           by  and  between Marnell Corrao Associates,  Inc.,  as
           General  Contractor,  and  Rio  Properties,  Inc.,  as
           Owner.

23.01      Consent  of  Kummer  Kaempfer  Bonner  &  Renshaw   is
           contained in Exhibit 5.01

23.02      Consent of Arthur Andersen LLP.                          118

24.01      Power of Attorney concerning Rio Hotel & Casino,  Inc.
           is included on p. II-7.


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